Exhibit 10.18

AMENDED AND RESTATED SEVERANCE AGREEMENT

THIS SEVERANCE AGREEMENT is made as of March 10, 2025 (the “Effective Date”), by and between MaxCyte, Inc., a Delaware corporation (the "Company"), and Douglas J. Swirsky (the "Executive").

WHEREAS, the Company considers it essential to its best interests and to the best interests of its shareholders and customers to foster the continuous employment of its key management personnel; and

WHEREAS, the parties desire to enter into this Agreement, as an amendment and restatement to the Severance Agreement, effective as of March 27, 2023, by and between the Company and Executive (the “Prior Agreement”), to provide the Executive with certain severance benefits in the event the employment of the Executive is terminated after the Effective Date under certain circumstances; and

WHEREAS, as set forth in Section 7(i) below, the Executive acknowledges that the Executive is entering into this Agreement voluntarily and releases the Company from all of its obligations under the Prior Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and the Executive hereby agree as follows:

1.Defined Terms. Definitions of certain capitalized terms used in this Agreement are provided in Section 8 and elsewhere in this Agreement.

2.Term of Agreement. This Agreement shall become effective on the date hereof and shall remain in effect indefinitely thereafter. Notwithstanding the foregoing, this Agreement shall terminate upon the earlier of (i) the Date of Termination, in the event the Executive’s employment is terminated by the Company for Cause or is terminated by the Executive without Good Reason, or (ii) the expiration of the applicable Severance Period.

3.Agreement of The Company. In order to induce the Executive to remain in the employ of the Company, the Company agrees, under the terms and subject to the conditions set forth herein, including timely executing and not revoking the Release Agreement presented by the Company and complying with the notice requirements in Section 6, that, upon the occurrence of a Triggering Event after the Effective Date, provided that such Triggering Event constitutes a “separation from service” (as defined under Treasury Regulation Section 1.409A-1(h), without regard to any alternative definition thereunder, a “Separation from Service”), the Company shall provide to the Executive the benefits described in this Section 3 (collectively, the "Severance Benefits").

(a)Severance Payment and Accelerated Vesting. The benefits that the Executive is eligible to receive under this Section 3(a) only are determined by whether the event is a CoC Triggering Event or a Non-CoC Triggering Event, as follows:

(i)CoC Triggering Event. In the case of a CoC Triggering Event, in lieu of any further salary payments to the Executive for periods subsequent to the Date of Termination, the Company shall provide the Executive with the following:

(1)The Company will pay to the Executive in equal monthly installments over the applicable Severance Period a severance amount, in cash, equal to (1) the Executive's Annual Base Salary divided by twelve (12) for the duration of the applicable Severance

Period, subject to standard payroll deductions and withholdings and (2) the Executive’s Target Bonus, prorated for the number of months set forth in the applicable Severance Period, subject to standard payroll deductions and withholding. These payments will begin on the first day of the month that is at least five (5) business days after the Release Effective Date, as defined below (and in any event no later than sixty (60) days following the Date of Termination). For the avoidance of doubt, the Executive shall not be entitled to duplicate benefits under this Section 3(a)(i)(1) and Section 3(a)(ii).

(2) Unless otherwise expressly provided for in an underlying award agreement, 100% of the unvested shares subject to any outstanding equity awards granted to the Executive that remain outstanding and would otherwise not be vested and/or exercisable as of the Date of Termination will be treated as vested and, as applicable, exercisable as of the Date of Termination, provided that (i) for any outstanding equity awards subject to performance-based vesting conditions for a performance period that has not expired on or prior to the Date of Termination, the performance-based vesting conditions shall be deemed achieved at the target performance level, as set forth in the underlying award agreement, and (ii) for any outstanding equity awards subject to performance-based vesting conditions for a performance period that has expired on or prior to the Date of Termination, the performance-based vesting conditions shall be deemed achieved based on actual performance during such performance period; provided, however, in the case of a Triggering Event that occurs within three (3) months prior to a Change of Control, 100% of the unvested shares subject to any outstanding equity awards granted to the Executive that remain outstanding and would otherwise not be vested and/or exercisable as of the Date of Termination will remain outstanding and shall vest and, as applicable, become exercisable as of the consummation of the Change of Control, provided that (x) for any outstanding equity awards subject to performance-based vesting conditions for a performance period that has not expired on or prior to the Change of Control, the performance-based vesting conditions shall be deemed achieved at the target performance level, as set forth in the underlying award agreement, (y) for any outstanding equity awards subject to performance-based vesting conditions for a performance period that has expired on or prior to the Change of Control, the performance-based vesting conditions shall be deemed achieved based on actual performance during such performance period and (z) any options that would become exercisable during such three (3) month period in accordance with their normal time-based vesting schedule shall not become exercisable unless a Change of Control occurs within such three (3) month period; provided, further, if a Change of Control does not occur within the three (3) month period following the Date of Termination, then the outstanding and unvested equity awards shall be forfeited. The shares subject to these awards will be distributed and/or exercisable within five (5) business days after the Release Effective Date (and in any event no later than sixty (60) days following the Date of Termination or, if later, the Change of Control).

(ii)Non-CoC Triggering Event. In the event of a Non-CoC Triggering Event, in lieu of any further salary payments to the Executive for periods subsequent to the Date of Termination, the Company shall pay to the Executive in equal monthly installments over the applicable Severance Period a severance amount, in cash, equal to the Executive's Annual Base Salary divided by twelve (12) for the duration of the applicable Severance Period, subject to standard payroll deductions and withholdings and less any amounts paid to the Executive with respect to the Severance Period under the Company’s Short Term or Long Term Disability Plan. These payments will begin on the first day of the month that is at least five (5) business days after the Release Effective Date (and in any event no later than sixty (60) days following the Date of Termination). For clarity, if the Executive’s employment is terminated for any reason, whether by the Executive or the Company and whether with or without Cause or Good Reason, after twenty-four (24) months following a Change of Control, the Executive shall not receive, nor be entitled to, any severance pay or benefits under the terms of this Agreement.

(b)COBRA Payments. Upon the occurrence of a Triggering Event, if the Executive timely elects continued coverage under COBRA for himself/herself and his/her covered dependents under the Company’s group health plans following the date of termination, then the Company will pay, as and when due to the insurance carrier or COBRA administrator (as applicable), the Executive’s COBRA premiums until the earliest of (A) the end of the applicable Severance Period based on whether the Triggering Event is a CoC Triggering Event or a Non-CoC Triggering Event, (B) the expiration of the Executive’s eligibility for the continuation coverage under COBRA, or (C) the date when the Executive becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment (such period from the termination date through the earliest of (A) through (C), the “COBRA Payment Period”). Notwithstanding the foregoing, if at any time the Company determines, in its sole discretion, that the payment of the COBRA premiums would result in a violation of the nondiscrimination rules of Section 105(h)(2)  of the Code or any statute or regulation of similar effect (including but not limited to the 2010 Patient Protection and Affordable Care Act, as amended by the 2010 Health Care and Education Reconciliation Act), then provided the Executive remains eligible for reimbursement in accordance with this Section, in lieu of providing the COBRA premiums, the Company will instead pay the Executive on the last day of each remaining month of the COBRA Payment Period, a fully taxable cash payment equal to the COBRA premiums for that month, subject to applicable tax withholdings for the remainder of the COBRA Payment Period. If the Executive becomes eligible for coverage under another employer's group health plan through self-employment or otherwise cease to be eligible for COBRA during the period provided in this clause, the Executive must immediately notify the Company of such event, and all payments and obligations under this clause will cease.

(c) Other Plans. The severance pay and other benefits provided for in this Section 3 shall be in lieu of, and not in addition to, any other severance or termination pay to which the Executive may be entitled under any general Company severance or termination plan, program, practice, or arrangement, but shall be in addition to any acceleration of vesting of stock options to which the Executive may become entitled based on the occurrence of a Change of Control under any Stock Option Agreement to which the Executive is a party.

(d)Timing of Payments. The payments provided for in Sections 3 shall be made monthly following the Date of Termination, beginning on the first of the month that is at least five (5) business days after the Release Effective Date (and in any event no later than sixty (60) days following the Date of Termination), subject to the requirements of Section 7(a). Further the first payment shall include the Executive's Annual Base Salary and, if applicable, Annual Bonus prorated for the number of days which equals the period of time from the Date of Termination to the Release Effective Date, subject to standard payroll deductions and withholdings.

(e)Conditions to Receiving the Severance Benefits. The obligation of the Company to provide the Severance Benefits to the Executive shall be subject to the Executive, by the 60th day following the date of Executive’s Separation from Service, signing and delivering to the Company the Company’s then-standard Release Agreement of known and unknown claims against the Company, its officers, directors, and shareholders, which cannot be revoked in whole or part by such date (the date that the Release can no longer be revoked is referred to as the “Release Effective Date”). The Company’s current standard Release Agreement is attached as Exhibit A.

4.Non-Exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive’s continuing or future participation in any benefit, bonus, incentive, or other plan or program provided by the Company (except for any severance or termination policies, plans, programs, or practices covered in Section 3(d)) and for which the Executive may qualify, nor shall anything herein limit or reduce such rights as the Executive may have under any other agreements with the Company (except for any severance or termination agreement). Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Company shall be payable in accordance with such plan or program, except as explicitly modified by this Agreement.

5.Termination Procedures.

(a)Notice of Termination. Any termination of the Executive's employment (other than by reason of death) must be preceded by a written Notice of Termination from the terminating party to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall (i) specify the date of termination (the "Date of Termination") which shall not be more than three (3) months from the date such Notice of Termination is given, (ii) indicate the notifying party's opinion regarding the specific provisions of this Agreement that will apply upon such termination and (iii) set forth in reasonable detail the facts and circumstances claimed to provide a basis for the application of the provisions indicated. Termination of the Executive's employment shall occur on the specified Date of Termination even if there is a dispute between the parties pursuant to Section 5(b) hereof relating to the provisions of this Agreement applicable to such termination.

(b)Dispute Concerning Applicable Termination Provisions. If within ten (10) days of receiving the Notice of Termination the party receiving such notice notifies the other party that a dispute exists concerning the provisions of this Agreement that apply to such termination, the dispute shall be resolved either by mutual written agreement of the parties or by expedited commercial arbitration under the rules of the American Arbitration Association, pursuant to the procedures set forth in Section 7(p) hereof. The parties shall pursue the resolution of such dispute with reasonable diligence. Within five (5) days of such a resolution, any party owing any payments pursuant to the provisions of this Agreement shall make all such payments together with interest accrued thereon at the Wall Street Journal Prime Rate; provided however, that if the Company is required to provide the Severance Benefits under Section 3, then the timing of payment will be in accordance with Section 3(e).

6.Notice Requirements in the Event of Termination by the Executive. In consideration of the Company’s agreement to make the payments and to provide the benefits provided for in Section 3 hereof and as an express condition to receiving the Severance Benefits, the Executive agrees (a) to provide the Company with three (3) months’ Notice of Termination of his/her voluntary termination of his/her employment with the Company, other than for Good Reason, and to comply with the notice and cure periods set forth in the definition of Good Reason upon termination for Good Reason (in each case, the “Notice of Termination Period”), (b) to continue to perform his/her duties as an employee of the Company throughout the Notice of Termination Period, (c) to cooperate with the Company in the transfer of his/her duties to a successor employee during the Notice of Termination Period, and (d) notwithstanding any action he/she may take to the contrary, (i) during the Notice of Termination Period he/she shall be deemed to be an employee of the Company and (ii) the Notice of Termination Period shall be deemed to be “during the term of employment” for purposes of the Invention, Non-Disclosure, and non-Competition Agreement entered into between the Executive and the Company.

7.Miscellaneous.

(a)Application of Section 409A. It is intended that all of the severance payments and benefits payable under this Agreement satisfy, to the greatest extent possible, the exemptions from the application of Section 409A of the Code and the regulations and other guidance thereunder and any state law of similar effect (collectively, “Section 409A”) provided under Treasury Regulations Sections 1.409A-1(b)(4) and 1.409A-1(b)(9), and this Agreement will be construed in a manner that complies with Section 409A. If not so exempt, this Agreement (and any definitions hereunder) will be construed in a manner that complies with Section 409A, and incorporates by reference all required definitions and payment terms. No severance payments or benefits will be made under this Agreement unless the

Executive’s termination of employment constitutes a Separation from Service. For purposes of Section 409A (including, without limitation, for purposes of Treasury Regulations Section 1.409A-2(b)(2)(iii)), the Executive’s right to receive any installment payments under this Agreement (whether severance payments or otherwise) shall be treated as a right to receive a series of separate payments and, accordingly, each installment payment hereunder shall at all times be considered a separate and distinct payment. To the extent that any severance payments are deferred compensation under Section 409A, and are not otherwise exempt from the application of Section 409A, then, if the period during which the Executive may consider and sign the Release Agreement spans two calendar years, the severance payments will not begin until the second calendar year. If the Company determines that the severance payments or benefits provided under this Agreement constitutes “deferred compensation” under Section 409A and if the Executive is a “specified employee” of the Company, as such term is defined in Section 409A(a)(2)(B)(i) of the Code at the time of the Executive’s Separation from Service, then, solely to the extent necessary to avoid the incurrence of the adverse personal tax consequences under Section 409A, the timing of the severance payments and benefits will be delayed as follows: on the earlier to occur of (a) the date that is six months and one day after the Executive’s Separation from Service, and (b) the date of the Executive’s death (such earlier date, the “Delayed Initial Payment Date”), the Company will (i) pay to the Executive a lump sum amount equal to the sum of the severance benefits that the Executive would otherwise have received through the Delayed Initial Payment Date if the commencement of the payment of the severance benefits had not been delayed pursuant to this Section 7(a) and (ii) commence paying the balance of the severance benefits in accordance with the applicable payment schedule set forth in Section 3. No interest shall be due on any amounts deferred pursuant to this Section 7(a).

(b)No Mitigation. The Company agrees that, if the Executive's employment by the Company is terminated in a manner that results in the obligation of the Company to provide Severance Benefits hereunder, the Executive shall not be required to seek other employment or to attempt in any way to reduce any amounts payable to the Executive by the Company pursuant to this Agreement. Further, the amount of any payment or benefit provided for under this Agreement shall not be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Company, or otherwise, other than by payments under the Company’s Short Term or Long Term Disability Plan as provided for in Section 3(a) and COBRA premiums in accordance with Section 3(b).

(c)Successors. In addition to any obligations imposed by law upon any successor to the Company, the Company shall be obligated to require any successor (whether direct or indirect, by purchase, merger, consolidation, operation of law, or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place; in the event of such a succession, references to the "Company" herein shall thereafter be deemed to include such successor. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to terminate his employment and thereafter to receive the Severance Benefits.

(d)Incompetency. Any benefit payable to or for the benefit of the Executive, if legally incompetent, or incapable of giving a receipt therefor, shall be deemed paid when paid to the Executive's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Company.

(e)Death. This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

(f)Notices. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below, to the Executive’s Company-issued email address, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon actual receipt:

To the Company:

MaxCyte, Inc.

Attention: CEO

9713 Key West Avenue, Suite 400

Rockville, MD 20850

With a copy to:

MaxCyte, Inc.

Attention: Legal

9713 Key West Avenue, Suite 400

Rockville, MD 20850

To the Executive:

Name:Douglas Swirsky

(g)Modification, Waiver. No provision of this Agreement may be modified, waived, or discharged unless such waiver, modification, or discharge is agreed to in writing and signed by the Executive and such officer as may be specifically designated by the Board or its delegee. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

(h)Entire Agreement. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. In the event of conflicting provisions with respect to the subject matter hereof as between this Agreement and any other agreement or representation (of any kind) made between Executive and Company (including, for the avoidance of doubt, the Prior Agreement), this Agreement shall govern.

(i)Release of Claims. Executive, individually and on behalf of Executive’s heirs, executors, administrators, representatives, attorneys, successors, and assigns, knowingly and voluntarily releases and forever discharges Company, including any applicable parent corporation, affiliates, subsidiaries, divisions, predecessors, insurers, reinsurers, successors, and assigns, and their current and former employees, attorneys, officers, directors, and agents thereof, both individually and in their business capacities, and their employee benefit plans and programs and the trustees, administrators, fiduciaries, and insurers of such plans and programs, both individually and in their business capacities (collectively, the “Released Parties”), to the full extent permitted by law, of and from any and all claims, known and unknown, asserted and unasserted, which Executive has or may have against the Released Parties under the Prior Agreement.

(j)Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Maryland without regard to principles of conflicts of laws thereof.

(k)Withholding. Any Severance Benefits provided for hereunder shall be provided net of any applicable withholding required under federal, state, or local law and of any additional withholding to which the Executive has agreed.

(l)Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

(m)Survival. In the event a Triggering Event occurs prior to the termination of this Agreement, the right of the Executive to receive the Severance Benefits shall survive the termination of this Agreement

(n)No Right To Continued Employment. Nothing in this Agreement shall be deemed to give any Executive the right to be retained in the employ of the Company, or to interfere with the right of the Company to discharge the Executive at any time and for any lawful reason, subject in all cases to the terms of this Agreement. By executing a copy of this Agreement, the Executive acknowledges and agrees that he is an at will employee of the Company.

(o)No Assignment Of Benefits. Except as otherwise provided herein or by law, no right or interest of the Executive under this Agreement shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise, including without limitation by execution, levy, garnishment, attachment, pledge, or in any manner; no attempted assignment or transfer thereof shall be effective; and no right or interest of the Executive under this Agreement shall be liable for, or subject to, any obligation or liability of the Executive.

(p)Arbitration Procedures. The parties recognize that litigation in federal or state courts or before federal or state administrative agencies of disputes arising out of the Executive’s employment with the Company or out of this Agreement, or the Executive’s termination of employment or termination of this Agreement, may not be in the best interests of either the Executive or the Company, and may result in unnecessary costs, delays, complexities, and uncertainty. The parties agree that any dispute between the parties arising out of or relating to the negotiation, execution, performance or termination of this Agreement or the Executive’s employment, including, but not limited to, any claim arising out of this Agreement, claims under Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, Section 1981 of the Civil Rights Act of 1966, as amended, the Family Medical Leave Act, the Executive Retirement Income Security Act, and any similar federal, state or local law, statute, regulation, or any common law doctrine, whether that dispute arises during or after employment, shall be settled by binding arbitration in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association; provided however, that this dispute resolution provision shall not apply to any separate agreements between the parties that do not themselves specify arbitration as an exclusive remedy. The location for the arbitration shall be the Washington, DC metropolitan area. Any award made by such panel shall be final, binding and conclusive on the parties for all purposes, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The arbitrators’ fees and expenses and all administrative fees and expenses associated with the filing of the arbitration shall be borne by the Company; provided however, that at the Executive’s option, Executive may voluntarily pay up to one-half the costs and fees. The parties acknowledge and agree that their obligations to arbitrate under this Section survive the termination of this Agreement and continue after the termination of the employment relationship between Executive and the Company. The parties each further agree that the arbitration provisions of this Agreement shall provide each party with its exclusive remedy, and each party expressly waives any right it might have to seek redress in any other forum, except as otherwise expressly provided in this Agreement. By election arbitration as the means for final settlement of all claims, the parties hereby waive their respective rights to, and agree not to, sue each other in any action in a Federal, State or local court with respect to such claims, but may seek to enforce in court an arbitration award rendered pursuant to this Agreement. The parties specifically agree to waive their respective rights to a trial by jury, and further agree that no demand, request or motion will be made for trial by jury.

(q)Reduction Of Benefits By Legally Required Benefits. Notwithstanding any other provision of this Agreement to the contrary, if the Company is obligated by law or by contract (other than under this Agreement) to pay severance pay, a termination indemnity, notice pay, or the like, or if the Company is obligated by law or by contract to provide advance notice of separation ("Notice Period"), then any Severance Benefits hereunder shall be reduced by the amount of any such severance pay, termination indemnity, notice pay, or the like, as applicable, and by the amount of any pay received by the Executive with respect to any Notice Period.

(r)Headings. The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Agreement, and shall not be employed in the construction of this Agreement.

8.Definitions.

(a)“Annual Base Salary” means the Executive's total base salary during the twelve (12) month period preceding the Executive's Date of Termination.

(b)“Board” means the Board of Directors of the Company.

(c)“Cause” or for or with “Cause” means with respect to the Executive any of the following as determined by the Board, in its sole discretion, (a) fraud or intentional misrepresentation, (b) embezzlement, misappropriation or conversion of assets or opportunities of the Company, (c) acts or omissions that are in bad faith or constitute gross negligence, or willful or reckless misconduct, or (d) conviction, plea of guilty or nolo contendere, or judicial determination of civil liability, based on a federal or state felony or serious criminal or civil offense.

(d)“Change of Control” means any one of the following events:

(i)The date that any Person (other than the Company, any employee benefit plan of the Company or any entity holding shares of Common Stock or other securities of the Company for or pursuant to the terms of any such plan) in a transaction or series of transactions, has become the beneficial owner, directly or indirectly (with beneficial ownership determined as provided in Rule 13d-3, or any successor rule, under the Exchange Act), of securities of the Company entitling such person to fifty percent (50%) or more of all votes (without consideration of the rights of any class or stock to elect directors by a separate class vote) to which all stockholders of the Company would be entitled in the election of the Board, were an election held on such date; provided, however, notwithstanding the foregoing, a Change of Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of ownership held by any Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change of Control would occur (but for the operation of this clause) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities owned by the Subject Person over the designated percentage threshold, then a Change of Control will be deemed to occur;

(ii)the date, during any period of two consecutive years, when individuals who at the beginning of such period constitute the Board of the Company cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the stockholders of the Company, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period; or

(iii)the consummation of: (1) a merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, do not beneficially own, immediately after the merger or consolidation, shares of the corporation issuing cash or securities in the merger or consolidation entitling such stockholders to fifty percent (50%) or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate class vote) to which all stockholders of such corporation would be entitled in the election of directors, or where the members of the Board or the Company, immediately prior to the merger or consolidation, do not, immediately after the merger or consolidation, constitute a majority of the board of directors of the corporation issuing cash or securities in the merger or consolidation; or (2) a sale or other disposition of all or substantially all the assets of the Company and its subsidiaries, other than a sale or other disposition to an entity, more than 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the outstanding voting securities of the Company immediately prior to such sale or other disposition;

but only if the applicable transaction otherwise constitutes a “change in control event” for purposes of Section 409A of the Code and Treas. Reg. §1.409A-3(i)(5).

(e)“CoC Triggering Event” means a Triggering Event that occurs within three (3) months prior to, or during the twenty-four (24) month period ending on, the anniversary of the Change of Control.

(f)“Code” shall mean the Internal Revenue Code of 1986, as amended.

(g)“Date of Termination” has the meaning assigned to such term in Section 5(a) hereof.

(h)“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(i)“Good Reason” means the occurrence of any of the following events without the consent of the Executive:

(i)any action by the Company which results in a material reduction in Executive’s duties (including responsibilities and/or authorities), excluding for this purpose an isolated and inadvertent action not taken in bad faith that is remedied by the Company promptly after receipt of notice thereof given by the Executive, and provided, however, that a change in job position shall not be deemed a “material reduction” in and of itself unless the Executive’s new duties are materially reduced from the prior duties;

(ii)a reduction by the Company in the Executive's annual base salary as in effect on the date hereof or as the same may be increased from time to time, except for an across the board salary reduction affecting all senior executives of the Company and which is implemented before a Change of Control occurs; and

(iii)the failure by the Company to honor all the terms and provisions of this Agreement or any other agreement between the Executive and the Company;

provided, however, that in order to resign for Good Reason, the Executive must (1) provide written notice to the Company’s General Counsel or, in the case the Executive is the General Counsel, the Company’s Chief Executive Officer, within 30 days after the first occurrence of the event giving rise to Good Reason setting forth the basis for the Executive’s resignation, (2) allow the Company at least 30 days from receipt of such written notice to cure such event, and (3) if such event is not reasonably cured within such period, the Executive’s resignation from all positions the Executive then holds with the Company is effective not later than 90 days after the expiration of the cure period.

(j)“Non-CoC Triggering Event” means a Triggering Event that is not a CoC Triggering Event.

(k)“Notice Period” has the meaning ascribed to such term in Section 7(q) hereof.

(l)“Notice of Termination” has the meaning assigned to such term in Section 5(a) hereof.

(m)“Notice of Termination Period” has the meaning assigned to such term in Section 6 hereof.

(n)“Person” means a "person" as used in Sections 3(a)(9) and 13(d) of the Exchange Act, or any group of Persons acting in concert that would be considered “persons acting as a group” within the meaning of Treas. Reg. §1.409A-3(i)(5).

(o)“Severance Benefits” has the meaning assigned to such term in Section 3 hereof.

(p)“Severance Period” means (i) in the case of a Non-CoC Triggering Event, the nine (9) month period following the Date of Termination and (ii) in the case of a CoC Triggering Event, the twelve (12) month period following the Date of Termination.

(q)“Target Bonus” means the Executive’s target bonus amount under the Company’s bonus plan for the calendar year in which the Termination Date occurs.

(r)“Triggering Event” means (i) the termination of the Executive's employment by the Company, other than a termination for Cause or (ii) a termination of the Executive's employment by the Executive for Good Reason.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Executive has executed this Agreement, all as of the day and year first above written.

MAXCYTE, INC.

By:	/s/ Maher Masoud
Maher Masoud
President & CEO

EXECUTIVE

By:	/Douglas J. Swirsky
Douglas J. Swirsky

Exhibit A

RELEASE

In consideration of the agreement of MaxCyte, Inc. (the “Company”) to enter into that certain MaxCyte, Inc. Severance Agreement, dated as of __________, 20        (the “Severance Agreement”), with and the promises and covenants of the Company and the undersigned made thereunder, the undersigned, on behalf of himself and his respective heirs, representatives, executors, family members, and assigns hereby fully and forever releases and discharges the Company, and its past, present and future directors, officers, employees, agents, attorneys, investors, administrators, affiliates, divisions, subsidiaries, predecessors, successors, and assigns (collectively the “Company Parties”) from and against, and agrees not to sue or otherwise institute or cause to be instituted any legal, alternative dispute resolution, or administrative proceeding concerning, any claim, duty, obligation, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that he may possess arising from any omissions, acts, or facts that have occurred through the date his employment terminates, including without limitation (individually a “Claim” and collectively “Claims”):

1.Any and all claims relating to or arising from his employment by the Company and the termination of such employment, including allegations that any of the Company Parties has violated its personnel policies, handbooks, contracts of employment, or covenants of good faith and fair dealing;

2.Any and all claims under the Severance Agreement or any other agreement or understanding governing the service relationship between the Company and the undersigned;

3Any and all claims against any of the Company Parties for wrongful discharge, termination in violation of good policy, discrimination, breach of contract, both expressed or implied, covenants of good faith or fair dealing, both expressed or implied, promissory estoppel, negligent or intentional infliction of emotional distress, negligent or intentional misrepresentation, negligent or intentional interference with contract or prospective economic advantage, unfair business practice, defamation, libel, slander, negligence, personal injury, assault, battery, invasion of privacy, false imprisonment, or conversion;

4.Any and all claims against any of the Company Parties has discriminated against the Undersigned on the basis of age, race, color, sex (including sexual harassment), national origin, ancestry, disability, religion, sexual orientation, marital status, parental status, source of income, entitlement to benefits, any union activities or other protected category or has otherwise violated any federal, state or municipal statute, including, without limitation, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, the Worker Adjustment and Retraining Notification Act, the Equal Pay Act, the Genetic Information Nondiscrimination Act, the Family and Medical Leave Act, the Fair Employment Practice Act of Maryland, Md. Code Ann., State Government, tit. 20, the Older Workers Benefit Protection Act, the anti-retaliation provisions of the Sarbanes-Oxley Act, or any other federal or state law regarding whistleblower retaliation, the Lilly Ledbetter Fair Pay Act, the Uniformed Services Employment and Reemployment Rights Act, the Fair Credit Reporting Act, the National Labor Relations Act; and all amendments to each such Acts as well as the regulations issued there under;

5.Any and all claims based on the violation of the federal or any state constitution;

6.Any and all claims for attorneys’ fees and costs.

Notwithstanding the foregoing, other than events expressly contemplated by this Release the Undersigned does not waive or release rights or Claims that may arise from events that occur after the date this waiver is executed, nor any right under the Severance Agreement, and the Undersigned is not releasing any right of indemnification he may have for any liabilities arising from his actions within the course and scope of his employment with the Company. Also excluded from this Release are any Claims which cannot be waived by law, including, without limitation, any rights the Undersigned may have under applicable workers’ compensation laws and his/her right, if applicable, to file or participate in an investigative proceeding of any federal, state or local governmental agency. Nothing in this Release shall prevent the Undersigned from filing, cooperating with, or participating in any proceeding or investigation before the Equal Employment Opportunity Commission, United States Department of Labor, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal government agency, or similar state or local agency (“Government Agencies”), or exercising any rights pursuant to Section 7 of the National Labor Relations Act. The Undersigned further understands this Release does not limit his ability to voluntarily communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. While this Release does not limit the Undersigned’s right to receive an award for information provided to the Securities and Exchange Commission, the Undersigned understands and agrees that, he is otherwise waiving, to the fullest extent permitted by law, any and all rights he may have to individual relief based on any Claims that he has released and any rights he has waived by signing this Release. If any Claim is not subject to release, to the extent permitted by law, the Undersigned waives any right or ability to be a class or collective action representative or to otherwise participate in any putative or certified class, collective or multi-party action or proceeding based on such a Claim in which any of the Company Parties is a party. This Release does not abrogate the Undersigned existing rights under any Company benefit plan or any plan or agreement related to equity ownership in the Company; however, it does waive, release and forever discharge Claims existing as of the date the Undersigned executes this Release pursuant to any such plan or agreement.

The Undersigned acknowledges and agrees that (i) the consideration given to the Undersigned in exchange for the waiver and release in this Release is in addition to anything of value to which the Undersigned was already entitled, and (ii) that the Undersigned has been paid for all time worked, has received all the leave, leaves of absence and leave benefits and protections for which the Undersigned is eligible, and has not suffered any on-the-job injury for which the Undersigned has not already filed a Claim. The Undersigned affirms that all of the decisions of the Company Parties regarding his pay and benefits through the date of his execution of this Release were not discriminatory based on age, disability, race, color, sex, religion, national origin or any other classification protected by law. The Undersigned affirms that he has not filed or caused to be filed, and is not presently a party to, a Claim against any of the Company Parties. The Undersigned further affirms that he has no known workplace injuries or occupational diseases. The Undersigned acknowledges and affirms that he has not been retaliated against for reporting any allegation of corporate fraud or other wrongdoing by any of the Company Parties, or for exercising any rights protected by law, including any rights protected by the Fair Labor Standards Act, the Family Medical Leave Act or any related statute or local leave or disability accommodation laws, or any applicable state workers’ compensation law.

The undersigned acknowledges that (i) he has been advised by Company to consult a lawyer of his own choice prior to executing this release and has done so or voluntarily declined to seek such counsel, (ii) he has read this release and understands the terms and conditions hereof and the binding nature hereof, (iii) he has had at least twenty-one (21) days within which to consider the terms of this release and executed this release voluntarily and without duress or undue influence on the part of the Company, (iv) he has seven (7) days to revoke his execution of this release and that such execution shall not be effective until seven (7) days following delivery to the Company, and (v) he understands that his right to receive payments under Paragraph 3 of the Severance Agreement is subject to and conditioned on the undersigned’s signing and delivering this release to Company and its becoming effective.

Initially capitalized terms used in this release and defined in the Severance Agreement shall have the meanings given to such terms under the Severance Agreement.

Printed Name

Signature

Date:

State of

County of

On this       day of      ,    20   , personally appeared before me, a Notary Public, the above named                                          , known to me, or satisfactorily proven, to be the person whose name is subscribed to the above instrument and who acknowledged that he executed the same for the purposes therein contained.

WITNESS my hand and official seal

(notary signature)

My Commission Expires: